Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD 1st QUARTER EARNINGS

•	Q1 Adjusted EPS Up 40%

•	Record Net Sales for Any Quarter

Calhoun, Georgia, May 5, 2016 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2016 first quarter net earnings of $172 million and diluted earnings per share (EPS) of $2.30. Excluding restructuring, acquisition and other charges, net earnings were $177 million and EPS was $2.38, a 40% increase over last year’s first quarter adjusted EPS. Net sales for the first quarter of 2016 were $2.2 billion, up 15.5% versus the prior year’s first quarter or approximately 19% increase on a constant days and currency exchange rate basis. For the first quarter of 2015, net sales were $1.9 billion, net earnings were $22 million and EPS was $0.30; excluding restructuring, acquisition and other charges, net earnings were $125 million and EPS was $1.70.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “We entered 2016 with an optimistic outlook, and our results exceeded our projections with revenue growing across all segments. We delivered our eighth consecutive quarter with record year over year adjusted EPS, as well as the highest net sales for any quarter in the company’s history. For the period, our adjusted operating income margin rose to a first quarter record of 11.6%, an increase of 200 basis points over the prior year due to acquisitions, volume, productivity and input costs. All of these results were achieved with one less day in the period than last year.

“Our major capital projects initiated last year are progressing as expected, with the first production line in our Tennessee ceramic plant now operational, our U.S. LVT production accelerating and the second phase of our European ceramic upgrade now complete. Each of our capital expansion projects creates significant long-term value, adding new revenues by increasing our product offerings and customer base. Typically, these projects take one to three years to achieve their full benefit. All of these investments should provide higher returns than our acquisitions, though start-up costs impact our immediate results.
“In 2016, we have identified more opportunities to grow our business and have already approved additional LVT production lines in the U.S. and Europe, the doubling of our central Mexico ceramic plant, the final phase of our European ceramic equipment upgrades and the expansion of our U.S. and European premium laminate production with new technology. We anticipate investing more than $600 million in capital projects this year, and we are assessing further internal opportunities.
“For the quarter, our Global Ceramic Segment sales were up approximately 8% as reported. On a constant days and currency basis, the segment grew 11% with the legacy business up approximately 9%. Adjusted operating income for the segment rose 18% on a constant currency basis over last year to an operating margin of 13%. In our North American ceramic business, which constitutes the majority of the segment, our service centers grew the fastest of all our channels during the period as we invested more in sales personnel, marketing and new product introductions. Our new floor and wall tile products are gaining additional placements in the home center channel as those retailers place greater emphasis on the category. To support our growth, our new plant in Tennessee initiated production on schedule, and the first line is running well. The plant’s remaining two lines will be operational between now and August. Our Mexican ceramic business is outpacing the market and is the fastest growing part of the segment. We continue to increase our customer base in the Mexican market, adding new distributors, expanding home center placements and increasing our participation in new construction projects. Our European ceramic sales grew during the period, and we are increasing our investments in sales personnel, merchandising, retail training and brand advertising. Our KAI acquisition continues to progress as we enhance the product offering, organization and reporting systems while expanding sales to Western Europe and the U.S. Our Russian ceramic business continues to outperform the market, which remains challenging as the economy contracts and investments in real estate decline.
“During the quarter, our Flooring North America Segment’s sales were up 7% as reported. On constant days basis the segment grew approximately 9% with the legacy sales up 4%. Adjusted operating income for the segment rose 42% over last year to an operating margin of 9%. Last year, we began expanding our investments in sales personnel and marketing to broaden our distribution in carpet and hard surface products. Our profit margins have improved as a result of more differentiated products and more efficient operations. We continue to build on our strengths in premium residential carpet with innovative products that should enhance our mix as homeowners seek luxurious softness and improved performance. Our commercial margins improved with the success of our fashionable new product introductions and streamlined manufacturing processes. Our U.S. hard surface sales increased across all channels as we leverage our relationships with independent retailers, home centers and commercial customers. Our LVT sales are growing dramatically in both residential and commercial sectors as we ramp up production at our new U.S. plant. We have announced a hardwood price increase of 6% - 10% effective on May 15th. Our manufacturing plants are improving process efficiencies and quality as well as implementing equipment upgrades to extend our competitive advantages.
“For the quarter, our Flooring Rest of the World segment’s sales were up 56% as reported. On a constant days and currency basis the segment increased 62% with legacy sales up 4%. Adjusted operating income for the segment rose 70% on a constant currency basis to an operating margin of 17%. Our laminate and wood business in Europe outpaced market trends due to our differentiated high-end products. Our deeply textured new laminate collections are driving growth in the category, and our engineered wood sales rose in both our Quick-Step brand and our direct distribution. We are planning to increase laminate capacity this year to support new product growth. Our sheet vinyl plants are fully utilized and our mix is improving. Our LVT sales are growing substantially as our new production expands, and we sourced products to grow even faster. Additional equipment will be installed in the third quarter to further increase our LVT capacity. Our insulation panel business grew significantly during the period, primarily through the acquisition of Xtratherm which was completed the end of last year. Our boards and roof panel businesses are delivering improved sales and margins as we upgrade the mix and equipment.
“Mohawk delivered another strong performance during the first period with all of our segments enhancing their position in the marketplace. In the U.S., increased investments in marketing, products and distribution should increase our sales and margins across all product categories. Although growth in Europe is limited and Russia remains in a recession, we anticipate improving our market share and positioning ourselves for the future. We are investing in our businesses at the highest rate in our history to expand our product offerings, improve efficiency and increase capacity. Our recent acquisitions have been significantly integrated, and our financial leverage has been reduced, so we can pursue additional opportunities as they become available. Taking all of these factors into account, our guidance for the second quarter is $3.29 to $3.38, which would represent a 22% to 26% increase over 2015, excluding any restructuring charges. Our first quarter performance reflects the positive impact of the investments we have made in the business over the past three years. Our unique products, marketing and manufacturing position will enhance our operating results going forward.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Daltile, Durkan, IVC, Karastan, Lees, Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, May 6, 2016, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 88703650. A replay will be available until Monday, June 6, 2016, by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 88703650.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended
(Amounts in thousands, except per share data)	April 2, 2016	April 4, 2015

Net sales	$2,172,046	1,881,177
Cost of sales	1,532,367	1,369,234
Gross profit	639,679	511,943
Selling, general and administrative expenses	394,007	468,169
Operating income	245,672	43,774
Interest expense	12,301	16,449
Other expense (income), net	3,429	(1,083)
Earnings before income taxes	229,942	28,408
Income tax expense	57,825	5,904
Net earnings including noncontrolling interest	172,117	22,504
Net earnings attributable to noncontrolling interest	569	158
Net earnings attributable to Mohawk Industries, Inc.	$171,548	22,346

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$2.32	0.31
Weighted-average common shares outstanding - basic	73,976	72,988

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$2.30	0.30
Weighted-average common shares outstanding - diluted	74,490	73,530

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$100,194	85,656
Capital expenditures	$140,833	105,794

Consolidated Balance Sheet Data
(Amounts in thousands)
	April 2, 2016	April 4, 2015
ASSETS
Current assets:
Cash and cash equivalents	$98,305	107,041
Receivables, net	1,406,725	1,158,858
Inventories	1,652,030	1,505,632
Prepaid expenses and other current assets	313,491	285,261
Total current assets	3,470,551	3,056,792
Property, plant and equipment, net	3,224,327	2,618,633
Goodwill	2,339,521	1,553,155
Intangible assets, net	950,975	661,846
Deferred income taxes and other non-current assets	306,941	389,635
Total assets	$10,292,315	8,280,061
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$2,076,179	1,806,176
Accounts payable and accrued expenses	1,247,489	1,074,456
Total current liabilities	3,323,668	2,880,632
Long-term debt, less current portion	1,173,600	601,519
Deferred income taxes and other long-term liabilities	615,037	574,115
Total liabilities	5,112,305	4,056,266
Redeemable noncontrolling interest	23,432	—
Total stockholders' equity	5,156,578	4,223,795
Total liabilities and stockholders' equity	$10,292,315	8,280,061

Segment Information(a)	As of or for the Three Months Ended
(Amounts in thousands)	April 2, 2016	April 4, 2015

Net sales:
Global Ceramic	$773,726	719,828
Flooring NA	906,364	846,911
Flooring ROW	491,956	314,742
Intersegment sales	—	(304)
Consolidated net sales	$2,172,046	1,881,177

Operating income (loss):
Global Ceramic	$99,777	85,327
Flooring NA	75,351	(75,192)
Flooring ROW	79,537	44,641
Corporate and eliminations	(8,993)	(11,002)
Consolidated operating income	$245,672	43,774

Assets:
Global Ceramic	$3,988,285	3,584,471
Flooring NA	3,267,529	2,631,310
Flooring ROW	2,926,959	1,753,404
Corporate and eliminations	109,542	310,876
Consolidated assets	$10,292,315	8,280,061

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended
	April 2, 2016	April 4, 2015
Net earnings attributable to Mohawk Industries, Inc.	$171,548	22,346
Adjusting items:
Restructuring, acquisition and integration-related and other costs	7,718	12,529
Legal settlement and reserves	—	125,000
Deferred loan costs	—	651
Income taxes	(2,277)	(35,554)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$176,989	124,972

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.38	1.70
Weighted-average common shares outstanding - diluted	74,490	73,530

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
April 2, 2016
Current portion of long-term debt and commercial paper	$2,076,179
Long-term debt, less current portion	1,173,600
Less: Cash and cash equivalents	98,305
Net Debt	$3,151,474

Reconciliation of Operating Income to Pro forma Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	July 4, 2015	October 3, 2015	December 31, 2015	April 2, 2016	April 2, 2016
Operating income	$255,816	288,734	249,242	245,672	1,039,464
Other (expense) income	(2,928)	(4,249)	(11,525)	(3,429)	(22,131)
Net (earnings) loss attributable to non-controlling interest	(282)	(798)	(446)	(569)	(2,095)
Depreciation and amortization	88,011	94,955	94,025	100,194	377,185
EBITDA	340,617	378,642	331,296	341,868	1,392,423
Restructuring, acquisition and integration-related and other costs	15,275	11,690	30,820	7,718	65,503
Acquisitions purchase accounting (inventory step-up)	6,156	7,160	21	—	13,337
Legal settlement and reserves	2,000	—	(2,520)	—	(520)
Release of indemnification asset	—	—	11,180	—	11,180
Acquisitions EBITDA	40,648	3,639	7,337	—	51,624
Pro forma Adjusted EBITDA	$404,696	401,131	378,134	349,586	1,533,547

Net Debt to Pro forma Adjusted EBITDA					2.1

Reconciliation of 2016 Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding 2016 Q1 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
	April 2, 2016	April 4, 2015
Net sales	$2,172,046	1,881,177
Adjustment to net sales on constant shipping days	31,734	—
Adjustment to net sales on a constant exchange rate	26,043	—
Net sales on a constant exchange rate and constant shipping days	2,229,823	1,881,177
Less: 2016 Q1 impact of acquisition volume	(242,956)	—
2016 net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$1,986,867	1,881,177

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding 2016 Q1 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	April 2, 2016	April 4, 2015
Net sales	$773,726	719,828
Adjustment to net sales on constant shipping days	10,189	—
Adjustment to segment net sales on a constant exchange rate	16,610	—
2016 segment net sales on a constant exchange rate and constant shipping days	800,525	719,828
Less: 2016 Q1 impact of acquisition volume	(19,782)	—
2016 segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$780,743	719,828

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days Excluding 2016 Q1 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring NA(a)	April 2, 2016	April 4, 2015
Net sales	$906,364	846,911
Adjustment to net sales on constant shipping days	12,400	—
2016 segment net sales on constant shipping days	918,764	846,911
Less: 2016 Q1 impact of acquisition volume	(40,400)	—
2016 segment net sales on constant shipping days excluding acquisition volume	$878,364	846,911

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding 2016 Q1 Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW(a)	April 2, 2016	April 4, 2015
Net sales	$491,956	314,742
Adjustment to net sales on constant shipping days	9,145	—
Adjustment to segment net sales on a constant exchange rate	9,433	—
2016 segment net sales on a constant exchange rate and constant shipping days	510,534	314,742
Less: 2016 Q1 impact of acquisition volume	(182,773)	—
2016 segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$327,761	314,742

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	April 2, 2016	April 4, 2015
Gross Profit	$639,679	511,943
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	5,848	9,976
Adjusted gross profit	$645,527	521,919

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	April 2, 2016	April 4, 2015
Selling, general and administrative expenses	$394,007	468,169
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(1,194)	(2,553)
Legal settlement and reserves	—	(125,000)
Adjusted selling, general and administrative expenses	$392,813	340,616

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	April 2, 2016	April 4, 2015
Operating income	$245,672	43,774
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	7,042	12,529
Legal settlement and reserves	—	125,000
Adjusted operating income	252,714	181,303
Adjustment to operating income on a constant exchange rate	2,965	—
Adjusted operating income on a constant exchange rate	$255,679	181,303

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	April 2, 2016	April 4, 2015
Operating income	$99,777	85,327
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	766	362
Adjusted segment operating income	100,543	85,689
Adjustment to operating income on a constant exchange rate	337	—
Adjusted segment operating income on a constant exchange rate	$100,880	85,689

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA(a)	April 2, 2016	April 4, 2015
Operating income	$75,351	(75,192)
Adjustments to segment operating income:
Legal settlement and reserves	—	125,000
Restructuring, acquisition and integration-related and other costs	3,676	5,825
Adjusted segment operating income	$79,027	55,633

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW(a)	April 2, 2016	April 4, 2015
Operating income	$79,537	44,641
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2,600	5,155
Adjusted segment operating income	82,137	49,796
Adjustment to operating income on a constant exchange rate	2,627	—
Adjusted segment operating income on a constant exchange rate	$84,764	49,796

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	April 2, 2016	April 4, 2015
Earnings before income taxes	$229,942	28,408
Noncontrolling interests	(569)	(158)
Adjustments to earning including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	7,718	12,529
Legal settlement and reserves	—	125,000
Deferred loan costs	—	651
Adjusted earnings including noncontrolling interests before income taxes	$237,091	166,430

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	April 2, 2016	April 4, 2015
Income tax expense	$57,825	5,904
Income tax effect of adjusting items	2,277	35,554
Adjusted income tax expense	$60,102	41,458

Adjusted income tax rate	25.4%	24.9%

(a) Prior year segment data adjusted to reflect second quarter 2015 segment realignment.

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and other costs, legal settlement and reserves and acquisitions purchase accounting (inventory step-up) is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.